UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 3, 2007
DIGITAL RIVER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
9625 West 76th Street, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): (952) 253-1234
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 7.01. Regulation FD Disclosure.
On August 3, 2007, Joel A. Ronning, Chief Executive Officer of the Company, adopted a pre-arranged stock trading plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “10b5-1 Plan”). The 10b5-1 Plan relates to the disposition, for personal reasons related to a recent divorce as well as diversification and tax reasons, of 679,620 shares of the Company’s common stock that are owned or will be acquired by Mr. Ronning upon the exercise of Company stock options granted to Mr. Ronning; such disposition being planned in twelve equal monthly installments.
Under Rule 10b5-1, corporate executives and others may adopt a prearranged plan or contract for the sale of company securities under specified conditions and times. Sales under the 10b5-1 Plan will be executed on the open market and at prevailing market prices. The period during which sales could take place under the 10b5-1 Plan commences on August 17, 2007 and will continue until August 17, 2008 unless sooner terminated . The transactions will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.
Except as may be required by law, the Company does not undertake to report stock trading plans by other Company officers or directors, nor to report modifications or termination of any publicly-announced plan, including Mr. Ronning’s plan.
Item 9.01. Financial Statements and Exhibits.
None

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.
By:	/s/ Thomas M. Donnelly
	Name:	Thomas M. Donnelly
	Title:	Chief Financial Officer

Date: August 9, 2007